Exhibit 99.1

Vsource® Announces Results for First Quarter ending April 30, 2005

LA JOLLA, Calif. - June 13, 2005 - Vsource, Inc. (OTCBB: VSCE.OB), today announced its financial results for its first quarter ending April 30, 2005 ("Q1 2006").

From 2001 to 2004, the Company provided Fortune 500 and Global 500 companies with customizable and comprehensive business process outsourcing (BPO) solutions into and across the Asia-Pacific region. As previously announced and as a result of an exchange offer (the Exchange Offer) and related transactions completed on November 22, 2004, the Company disposed of its ownership interest in Vsource Asia Berhad ("Vsource Asia"), its former principal operating subsidiary, and therefore no longer provides BPO services. Since the completion of the Exchange Offer, the Company's only active business operations consist of limited consulting services. Accordingly, the results of the BPO-related operations conducted by Vsource Asia have been classified as discontinued. This release presents the Company's results from its limited consulting services, and excludes revenues and expenses from the discontinued BPO-related operations.

The Company's only continuing operations consist of limited consulting services it provides to third parties and for which it received revenue totaling $54,000 during the first quarter ended April 30, 2004 ("Q1 2005"). During Q1 2006, however, the Company received no revenue from these consulting services. The Company reported a net loss available to common shareholders of $0.46 million or $0.22 per basic share for Q1 2006. The Company recorded a gain of $7.6 million on disposal of a partial interest in Vsource Asia, and a deemed non-cash dividends to preferred shareholders of $3.41 million for Q1 2005 when it reported a net profit available to common shareholders of $2.48 million or $1.22 per basic share.

The Company's earnings before interest, taxes, depreciation and amortization, adjusted to exclude non-cash expenses ("Adjusted EBITDA"), were a loss of $0.45 million for Q1 2006, compared with Adjusted EBITDA gain of $6.53 million, for Q1 2005. Adjusted EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in the notes to the consolidated financial statements included in this release.

As of April 30, 2005, the Company had approximately $0.35 million in cash, cash equivalents and marketable securities and also had amounts owed to it from Vsource Asia totaling $1.739 million, against which the Company has made an estimated discount of $0.795 million and accordingly values the asset at $0.944 million. The Vsource Asia receivable relates to legacy inter-company obligations when Vsource Asia was a subsidiary of the Company, prior to the completion of the Exchange Offer in November 2004. As previously announced, on May 24, 2005, the Company entered into a purchase and sale of obligation agreement, dated as of May 24, 2005 (the "Sale and Purchase Agreement"), with Symphony House Berhad ("Symphony House"), the majority owner of Vsource Asia, providing for the disposal of the Vsource Asia receivable in return for consideration consisting of $804,250 and all rights, title and interest in a warrant held by Symphony House to purchase 1,000,000 shares of the Company's common stock. The $804,250 will be paid to the Company at closing, which is expected to occur on June 14, 2005 or such other date as may be mutually agreed to by the parties. The warrant will also be delivered to the Company at closing. The Company intends to cancel the warrant immediately following the closing of the transaction. Completion of the Sale and Purchase Agreement and the June 14, 2005 closing date is subject to the satisfaction of a number of customary closing conditions set out in the Sale and Purchase Agreement, including necessary Malaysian regulatory approvals.

The Company continues evaluating a potential sale of the Company; liquidation and distribution of remaining assets to shareholders; and potential acquisition opportunities. In respect of potential acquisitions, the Company has not identified a specific industry on which it intends to focus; however, drawing on the Company's BPO background, it may consider small- to medium-sized business service companies in the United States, Europe and Japan that can benefit from the "productivity arbitrage" derived from the migration of operations involving high volume transaction processing to Asia and/or business services companies operating in Asia. In the case of a sale or acquisition, the Company may pursue additional funding opportunities. The Company has no present arrangements or understandings with respect to the sale of the Company or the acquisition of any specific business.

Investors should carefully review the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2005 for a more detailed description of the Company's financial results.

Vsource, Inc.
Consolidated Statements of Income
(in thousands, except per share data)

		Three months ended April 30,
	2005	2004

Revenue	$0	$54
Operating Expenses
Cost of revenue	0	44
Selling, general and administrative	461	435
Total expenses	461	479
Operating loss	(461)	(425)
Other interest income	0	4
Income tax expense	0	(5)
Net loss from continuing operations after taxation	$(461)	$(426)
Discontinued operations
Income from discontinued operations before taxation	0	6,437
Income tax expense	0	(122)
Income from discontinued operations after taxation	0	6,315
Net (loss)/income	(461)	5,889
Non-cash deemed dividend to preferred shareholders (1)	0	(3,411)
Net (loss)/income available to common shareholders	$(461)	$2,478
Basic (loss)/earnings per share available to common shareholders
Continuing operations	$(0.22)	$(1.89)
Discontinued operations	$0	$3.11
Total	$(0.22)	$1.22
Weighted average number of common shares outstanding
Basic (2)	2,074,085	2,026,039
Diluted (loss)/earnings per share available to common shareholders
Continuing operations	$ n/a	$(0.17)
Discontinued operations	$ n/a	$0.28
Total	$ n/a	$0.11
Weighted average number of common shares outstanding
Diluted	n/a	22,463,819
Earnings before interest, taxes, depreciation & amortization excluding non-cash stock compensation expense (3)	$(453)	$6,528

(1)	Non-cash deemed dividend for preferred shareholders associated with the amortization of beneficial conversion feature and accretion of redemption value of Series 4-A convertible preferred stock
(2)	Excludes common shares outstanding on an "as converted basis" associated with preferred stock, warrants and vested employee options outstanding
(3) Reconciliation of Net (loss)/income to Adjusted EBITDA
	Three months ended April 30,
	2005	2004

Net (loss)/income	$(461)	$5,889
Add:
Other interest expense	0	1
Depreciation and amortization	8	516
Amortization of stock-based compensation expense	0	0
Provision for income tax	0	122
Adjusted EBITDA	$(453)	$6,528

Vsource, Inc.
Consolidated Balance Sheets
(in thousands)
	April 30, 2005	January 31, 2005
Assets
Current assets:
Cash	$348	$1,064
Receivable from related party	944	956
Restricted cash	250	258
Prepaid expenses	218	308
Current assets	62	88
Total current assets	1,822	2,674
Property and equipment, net	11	40
Total assets	$1,833	$2,714

Liabilities, Preferred stock and Shareholders' equity
Current liabilities:
Accounts payable	$140	$497
Accrued expenses	201	262
Staff accruals	12	20
Total current liabilities	353	779
Preferred stock	191	191
Shareholders' equity	1,289	1,744
Total Liabilities, Preferred stock and Shareholders' equity	$1,833	$2,714

Non-GAAP Financial Measures

This release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, Vsource has provided reconciliation within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Adjusted EBITDA has been presented in this release in order to assist in the analysis of the operating profitability of the company because the company believes this form of measurement eliminates the effects of non-cash charges such as beneficial conversion feature expense, stock-based compensation and depreciation and amortization. Management reviews this form of measurement monthly.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) prospective business opportunities and (ii) our potential strategies for redirecting and financing our business. Forward-looking statements are statements other than historical information or statements of current condition. These statements involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the factors detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. These statements speak as of the date of this release, and the Company undertakes no obligation to update these statements in light of future events or otherwise.

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